EXHIBIT 4.1




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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                         OAKWOOD ACCEPTANCE CORPORATION


                                       AND


              CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION,
                                   AS TRUSTEE



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                               AMENDMENT NO. 1 TO

                  SERIES 1998-B POOLING AND SERVICING AGREEMENT

                          Dated as of December 11, 2000


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                        OAKWOOD MORTGAGE INVESTORS, INC.,

                               SENIOR/SUBORDINATED

                    PASS-THROUGH CERTIFICATES, SERIES 1998-B

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         AMENDMENT NO. 1 (the "Amendment") dated as of December 11, 2000 to the
Series 1998-B Pooling and Servicing Agreement, dated as of May 1, 1998 (the "Series Agreement") among OAKWOOD MORTGAGE INVESTORS, INC., a North Carolina corporation (the "Company"), OAKWOOD ACCEPTANCE CORPORATION, North Carolina corporation, as servicer (the "Servicer"), and CHASE MANHATTAN TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, as trustee (successor in interest to PNC Bank, National Association, the "Trustee"). The Series Agreement, together with the Company's Standard Terms to Pooling and Servicing Agreement, November 1995 Edition, as amended from time to time (the "Standard Terms") are referred to herein as the "Pooling and Servicing Agreement".

                              PRELIMINARY STATEMENT

         Section 11.01 of the Standard Terms provides, inter alia, that the Pooling and Servicing Agreement may be amended from time to time by the Company, the Servicer, and the Trustee, without the consent of any of the Certificateholders to cure any ambiguity in the Pooling and Servicing Agreement, or to correct or supplement any provision of the Pooling and Servicing Agreement that may be inconsistent with any other provision of the Pooling and Servicing Agreement; provided, that such action shall not affect adversely the interests of any Certificateholder, as evidenced by an opinion of counsel independent from the Company, the Servicer and the Trustee or a letter from each Rating Agency from whom the Company requested a rating of any of the related Certificates stating that such action will not result in a downgrading of the rating of any of the related Certificates rated by such Rating Agency at the request of the Company, as specified in section 11.01 of the Standard Terms.

         All capitalized terms not otherwise defined herein are defined in the Pooling and Servicing Agreement. All Article, Section or Subsection references herein shall mean Article, Section or Subsections of the Pooling and Servicing Agreement, except as otherwise provided herein.


SECTION 1.        Amendment to Series Agreement.
                  -----------------------------


         (a) Section 2. The definition of "Limited Guarantee Payment Amount" is hereby amended by deleting such definition in its entirety and replacing such definition with the following:

                       "Limited Guarantee Payment Amount": With respect to any
                  Distribution Date, after giving effect to the allocation of the Available Distribution Amount for such date, the sum of
                  (a) any due but unpaid Interest Distribution Amount, Carryover Interest Distribution Amount, Writedown Interest Distribution Amount and Carryover Writedown Interest Distribution Amount distributable on
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                  such Distribution Date pursuant to clauses (v), (xi)(A) and
                  (xi)(B) of Section 5(b) hereof and (b) any due but unpaid principal amounts disrtibutable on such Distribution Date pursuant to clauses (xi)(C) and (xi)(D) under Section 5(b) hereof.

SECTION 2.        Counterparts.
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         This Amendment may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.


SECTION 3.        Governing Law.
                  -------------

         THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.


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         IN WITNESS WHEREOF, Oakwood Mortgage Investors, Inc., Oakwood
Acceptance Corporation and the Trustee have caused this Amendment to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


                                           OAKWOOD MORTGAGE INVESTORS,
                                           INC.

                                           By: /s/ Dennis Hazelrigg
                                              -----------------------------
                                                 Name:  Dennis Hazelrigg
                                                 Title:  President


                                           OAKWOOD ACCEPTANCE
                                           CORPORATION, as Servicer


                                           By:/s/ Douglas R. Muir
                                              -----------------------------
                                                 Name:  Douglas R. Muir
                                                 Title:   Vice President




                                           CHASE MANHATTAN TRUST
                                           COMPANY, NATIONAL ASSOCIATION,
                                           as Trustee


                                           By:/s/ Judy A. Wisniewski
                                              -----------------------------
                                                Name:  Judy A. Wisniewski
                                                Title:  Assistant Vice President